Exhibit 99.1

Processa Pharmaceuticals Announces Corporate and Pipeline Progress Following Acquisition of Vidya Therapeutics

•	U.S. FDA clears IND for Phase 2 study of VT-7208 in chronic spontaneous urticaria; additional Phase 2 studies planned in food allergy and relapsing multiple sclerosis

•	Company expands pipeline through research collaboration of a novel, oral macrocyclic peptide-based neonatal Fc receptor antagonist program from Generian Pharmaceuticals

•	Sheila Gujrathi, M.D., appointed Executive Chair of Processa Board of Directors

•	Cash runway expected to fund operations into the second half of 2029

VERO BEACH, FL, October 29, 2026 – Processa Pharmaceuticals, Inc. (Nasdaq: PCSA) (“Processa” or the “Company”), a clinical-stage pharmaceutical company developing VT-7208, a Bruton’s tyrosine kinase (BTK) inhibitor therapy for immune-mediated diseases, today announced continued execution following its acquisition of Vidya Therapeutics (“Vidya”). Progress includes U.S. Food and Drug Administration (FDA) clearance of the investigational new drug (IND) application for a Phase 2 study of VT-7208 in chronic spontaneous urticaria (CSU), expansion of the pipeline through a research collaboration with Generian Pharmaceuticals, and the appointment of Sheila Gujrathi, M.D., as Executive Chair of the Board of Directors.

Processa is advancing VT-7208, a next-generation, CNS-penetrant, once-daily oral BTK inhibitor, across three Phase 2 proof-of-concept programs, including CSU, food allergy and relapsing multiple sclerosis. These programs provide multiple opportunities to evaluate VT-7208 across distinct immune-mediated diseases. The acquisition was accompanied by an approximately $200 million private placement from leading institutional healthcare investors. The Company expects its current cash resources to support operations into the second half of 2029.

“Since the Vidya transaction, we have made great progress in executing our strategy,” said Dr. Gujrathi. “The FDA clearance of the CSU IND is an exciting step toward advancing VT-7208 across three planned Phase 2 programs. At the same time, the Generian collaboration expands our pipeline around another high-value, clinically validated immune target. With funding in place to support these programs, our focus is on disciplined execution and generating the data needed to demonstrate the potential of the portfolio.”

“Sheila has been an invaluable partner to the Board since the Vidya transaction, and her experience building biotechnology companies, advancing clinical programs and creating long-term value makes her well suited to lead the Board through this next phase,” said Justin Yorke, former Chair of the Processa Board of Directors. “We are pleased to have her step into the Executive Chair role as Processa advances its clinical strategy and broader pipeline.”

FDA Clears IND for Phase 2 Study of VT-7208 in CSU

The FDA has cleared the IND application for VT-7208 in CSU, enabling Processa to advance the program into a Phase 2 study in adults with moderate-to-severe disease.

The planned multicenter, randomized, double-blind, placebo-controlled study is expected to enroll approximately 120 adults whose disease is not adequately controlled with H1 antihistamines. The study will evaluate VT-7208 versus placebo over 12 weeks and assess efficacy, safety, tolerability and pharmacologic activity.

CSU is a chronic inflammatory disease characterized by recurrent hives, swelling or both without an identifiable external trigger and affects an estimated 1.6 to 2 million U.S. adults. Despite available therapies, a meaningful proportion of patients remain inadequately controlled, underscoring the need for additional treatment options.

Pipeline Expansion Through Research Collaboration

Processa also announced that it has entered into a research collaboration and exclusive option agreement with Generian Pharmaceuticals, a UPMC Enterprises portfolio company that emerged from the UPMC/University of Pittsburgh ecosystem for breakthrough science, to advance a novel oral macrocyclic peptide-based neonatal Fc receptor (FcRn) antagonist program, further expanding Processa’s immunology pipeline.

The collaboration targets a clinically validated mechanism for treating IgG-mediated autoimmune diseases and supports the companies’ shared strategy of developing differentiated oral therapeutic alternatives to currently available injectable FcRn therapies. The program complements VT-7208 and reflects Processa’s broader strategy to selectively expand its pipeline around clinically validated immune targets, using capital-efficient structures that provide access to novel programs while preserving flexibility as the science matures.

Sheila Gujrathi Appointed Executive Chair

Dr. Gujrathi has been appointed Executive Chair of the Processa Board of Directors. She has served on the Board since Processa’s acquisition of Vidya in June 2026, where she was founder and its executive chair. In this expanded role, she will support the management team on corporate strategy, capital allocation and organizational development.

Dr. Gujrathi is a physician-scientist, biotechnology entrepreneur and drug developer with extensive experience building biotechnology companies and advancing therapies in immunology. Her prior leadership roles include Executive Chair of Ventyx Biosciences, Chair of Turning Point Therapeutics, Chair of ADARx Pharmaceuticals, co-founder and Chief Executive Officer of Gossamer Bio, and Chief Medical Officer of Receptos.

ABOUT PROCESSA PHARMACEUTICALS

Processa Pharmaceuticals is a clinical-stage pharmaceutical company advancing innovative drug candidates through a disciplined, science-driven development strategy. Following the acquisition of Vidya Therapeutics, Processa’s lead program is VT-7208, a Bruton’s tyrosine kinase (BTK) inhibitor therapy for immune-mediated diseases. VT-7208 is a potentially best-in-class BTK inhibitor (BTKi) designed to improve on the efficacy and safety of early-generation programs. Processa is developing VT-7208 in three parallel programs: food allergy and chronic spontaneous urticaria (CSU) in immunology, and relapsing multiple sclerosis (RMS) in neurology, where its CNS-penetrant profile addresses an area of high unmet need. With Phase 1 complete, the company intends to advance all three programs toward Phase 2 proof-of-concept studies.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Processa, Vidya, the concurrent private placement financing and the acquisition of Vidya by Processa (the “Transactions”) and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to the company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Transactions and the expected effects, perceived benefits or opportunities and related timing with respect to the Transactions; expectations regarding or plans for VT-7208, including its planned clinical trials, research and development programs and the expected timing for key milestones; the potential benefits of VT-7208 and other clinical and preclinical programs; the perceived benefits of the research collaboration and exclusive option agreement with Generian Pharmaceuticals; and expectations regarding the use of proceeds from the concurrent private placement financing and cash runway expectations therefrom, including such proceeds funding the company into the second half of 2029. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the company or the Transactions will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to those uncertainties and factors described under the heading “Risk Factors” and in the company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2026 , as well as discussions of potential risks, uncertainties, and other important factors included in other filings by the company from time to time, as well as risk factors associated with companies, such as Processa, that operate in the biotechnology industry. Should one or more of these risks or uncertainties materialize, or should any of the company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The company does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in the company.

CONTACTS

Investors
Priyanka Shah
Elephant Head Communications
pshah@elephantheadcommunicationsllc.com

Media
Ryan Flinn
The Grace Group
ryan@gracegroup.us